CONSENT OF INDEPENDENT AUDITOR


I consent to the reference to me under the caption
"Experts" and to the use of my report dated April 24, 2002 and revised on November 13,2002 in the Registration
Statement on Form SB-2, as amended, and related prospectus of MGCC Investment Strategies, Inc.



/s/ William A. Meyler
----------------------
By William A. Meyler, P.C.,CPA




Middletown, NJ
December 20, 2002